Exhibit 10.3

FORM OF

UNLIMITED GUARANTY

THIS UNLIMITED GUARANTY (referred to herein as “Guaranty”) is made on March __, 2016, by ____________, a ___ corporation, with an address of ___________, (referred to herein as “Guarantor”) with DEVELOPMENT AUTHORITY OF THE NORTH COUNTRY, a New York public benefit corporation, with an office located at 317 Washington Street, Watertown, NY 13601 (referred to herein as “Lender”).

WHEREAS Lender has required the unlimited guaranty of Guarantor, in connection with the loan evidenced by a Promissory Note in the original principal amount of $500,000.00 dated the same date as this Guaranty, made and delivered by ST. LAWRENCE ZINC COMPANY, LLC (referred to herein as “Debtor”) to Lender and said Guarantor is financially connected with Debtor, and agrees that it will receive a benefit from the making of the said loan.

FOR VALUE RECEIVED and to induce Lender to make the loan evidenced by the said Promissory Note referred to above to Debtor, Guarantor hereby agrees as follows:

1. Definitions. The following terms as used in this Guaranty shall have the meanings set forth below:

“Collateral” means all property (real, personal, tangible and intangible), rights, and interests now or thereafter granted to or held by Lender from whatever source securing payment of all or any portion of the Indebtedness.

“Indebtedness” shall mean all debt, liability and obligation of any and every kind of Debtor to Lender now existing and hereafter incurred, direct and contingent, including all renewals, extensions, modifications and consolidations thereof, and also including, but not limited to both the principal and interest portions of the debt, arising or incurred by Debtor under that certain Promissory Note in the original principal amount of $500,000.00 dated the same date as this Guaranty made payable to Lender and also arising or incurred under any of the related loan documents dated the same date as this Guaranty.

2.1 Guarantor absolutely and unconditionally guaranties to the Lender payment of the Indebtedness (as herein defined) of Debtor to Lender. This is a continuing guaranty terminable solely upon receipt by Lender of written notice of termination signed by a Guarantor. If there is more than one Guarantor, a termination shall be effective only as to each Guarantor who signed such notice. Upon such termination, Guarantor’s obligation shall apply only to Indebtedness incurred by Debtor prior to receipt of such written notice and Indebtedness accruing or arising after such receipt, but relating to an obligation in effect prior to such receipt.

2.2 Guarantor’s obligations under this Guaranty are absolute and unconditional. Guarantor shall make payment on demand, irrespective of any claim or counterclaim of any kind which Guarantor or Debtor may have or allege to have and irrespective of Debtor’s bankruptcy or other excuse from payment by operation of law. Guarantor waives the right to raise any such claim or counterclaim, or excuse in any proceeding to enforce this Guaranty.

2.3 Lender may enforce its right under this Guaranty irrespective of any other rights it may now or hereafter have to obtain payment of the Indebtedness, including but not limited to its rights against Debtor, against any other guarantor, and with respect to any Collateral. Lender may, in its absolute discretion, concurrently or successively take any action and commence any proceeding to enforce its rights to receive payment upon the Indebtedness from whatever source, including but not limited to this Guaranty, the Collateral, and any other guarantees.

2.4 Any rights which any Guarantor might acquire with respect to any Collateral or against other guarantors as a result of payment pursuant to this Guaranty of part of the Indebtedness shall be subordinate to the Lender’s rights with respect to such Collateral or other guarantors for the balance of the Indebtedness owing to Lender after such payment.

3. Lender may take or decline to take any of the following actions with respect to the Indebtedness and the Collateral, in its absolute discretion, without notice to or consent of Guarantor (without prejudice to Guarantor’s obligations under this Guaranty): (a) make loans and otherwise extend credit to Debtor; (b) amend, waive, compromise, extend, or accelerate the time or manner for payment; (c) apply payments from whatever source and the proceeds of Collateral in any order or manner; (d) alter, waive, or renew the terms of any instrument, document, or other related agreement; (e) increase or reduce the rate of interest and any other charge; (f) release, modify, substitute, subordinate, repossess, and sell any collateral; (g) release any Guarantor and release or add any other Guarantor.

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4. Guarantor waives the right, if any, to receive any notice relating to the Indebtedness, this Guaranty and the Collateral, including but not limited to notice of (a) acceptance of this Guaranty by Lender; (b) loans or other extensions of credit to the Debtor; (c) nonpayment by Debtor or any other guarantor; (d) default; (e) exercise by Lender of its rights with respect to any Collateral, including repossession, foreclosure, and sale; (f) demand for payment under this Guaranty.

5. After a default by Debtor as defined in any of the loan documents, any deposit or other sums now or hereafter due from Lender to Guarantor and any securities or other property of Guarantor which at any time are in the possession of the Lender shall be held and treated as security for the payment of Guarantor’s obligations under this Guaranty. Lender may setoff or apply such deposits or other sums at any time after default.

6. Guarantor agrees to pay Lender’s reasonable costs and expenses, including reasonable attorney’s fees, incurred in collecting any Indebtedness, in pursuing or protecting its rights with respect to the Collateral and any other guarantor of the Indebtedness or part thereof, or in enforcing this Guaranty.

7. If this Guaranty is executed by more than one party, or if more than one guaranty relating to the same Indebtedness is executed by separate parties, the obligation of all such parties under this Guaranty and/or such other guaranty with respect to the Indebtedness shall be deemed joint and several. The failure of any person or persons to sign this Guaranty, whether or not named as a Guarantor, shall not release or affect the liability of any signer hereof. The gender and number used in this Guaranty are used for reference only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

8.1 Guarantor shall keep adequate records and books of account in accordance with generally accepted accounting principles and shall permit Lender, and the agents, accountants and attorneys of Lender, to inspect and examine the records, books of account and papers of Guarantor which reflect upon its financial condition, the income and expenses of the property or the business conducted by Guarantor, and to discuss the affairs, finances and accounts of Guarantor with the officers, agents, accountants and attorneys of Lender, at such reasonable times as Lender may request. Guarantor promptly shall deliver to Lender such other information with respect to Guarantor as Lender from time to time reasonably may request.

8.2 This Guaranty, including any modifications thereto, shall inure to the benefit of Lender, its successors and assigns, and shall bind Guarantor and Guarantor’s heirs, executors, administrators, successors, and assigns.

8.3 This Guaranty in conjunction with the related loan documents dated the same date as this Guaranty contain the entire understanding and agreement of Guarantor and Lender with respect to the matters covered herein or therein, and no previous statement, agreement, or understanding, oral or written, shall be binding unless set forth herein or in the related loan documents dated the same date as this Guaranty. No modification or waiver of the provisions of this Guaranty shall be effective as to Lender unless in writing signed by its authorized representative. Any such waiver shall be applicable solely to the specific instance for which given and shall not apply, expressly or impliedly, to any other instance.

8.4 This Guaranty shall be construed in accordance with and governed by the laws of the State of New York. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

8.5 Any legal action by any party against another relating in any way to this instrument, or the indebtedness, or any relationship between or conduct by the parties, whether at law or in equity, shall be commenced in the Supreme Court of the State of New York in and for St. Lawrence County, New York.

SIGNED AND DELIVERED the date first above written.

By: Wayne Rich
Its: Chief Financial Officer

STATE OF COLORADO	)
COUNTY OF JEFFERSON	)	ss:

On the day of March in the year 2016, before me, the undersigned, a notary public in and for said state, personally appeared WAYNE RICH, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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